Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2004, relating to the consolidated financial statements and consolidated financial statement schedule of Endologix, Inc., which appears in Endologix, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Orange County, California
January 31, 2005